UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 24, 2011
Crown Castle International Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-16441	76-0470458

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1220 Augusta Drive Suite 500 Houston, TX	77057

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 570-3000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 — AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL YEAR
As described in Item 5.07 below, on May 24, 2011, the stockholders of Crown Castle International Corp. (“Company”) approved an amendment to Article VII of the Company’s Amended and Restated Certificate of Incorporation (“Charter”), which removed the requirement of plurality voting for directors (“Charter Amendment”), in order to permit the Company to implement majority voting in uncontested director elections. The Charter Amendment became effective upon the filing of a Certificate of Amendment of the Charter with the Secretary of State of the State of Delaware on May 24, 2011. The foregoing is qualified in its entirety by reference to the Certificate of Amendment of the Charter, which is filed herewith as Exhibit 3.1 and incorporated herein by reference.
The Board of Directors of the Company (“Board”) had previously approved an amendment (“By-Laws Amendment”) to Section 2.08 of the Company’s Amended and Restated By-Laws (“By-Laws”), which amendment was contingent upon the approval by the stockholders of the Charter Amendment described above. The By-Laws Amendment deletes the first sentence of Section 2.08 of the By-Laws (stating “The election of Directors submitted to Stockholders at any meeting shall be decided by a plurality of the votes cast thereon.”) and replaces such language with a new first paragraph providing that majority voting for directors applies in any election which is not a Contested Election (as defined in the By-Laws Amendment) (“Uncontested Election”). Pursuant to the By-Laws Amendment, a director nominee in an Uncontested Election shall be elected if the number of votes cast “for” such nominee exceeds the number of votes cast “against” such nominee (i.e., only if the nominee receives affirmative “for” votes from a majority of the shares voted with respect to that nominee). The By-Laws Amendment provides for plurality voting in Contested Elections.
If a director nominee who is serving as an incumbent director is not elected at a stockholder meeting and no successor director is elected at the meeting, Delaware law provides that the director would continue to serve on the Board as a “holdover director,” until such director’s respective successor is elected and qualified, or until such director’s earlier resignation or removal. To address a potential holdover director situation, the By-Laws Amendment includes provisions providing (1) that the Board shall nominate for re-election only incumbent directors who have timely tendered irrevocable, conditional resignations prior to the meeting at which they are to be re-elected and (2) for the review and consideration of such resignations by the Board’s nominating and corporate governance committee and the Board in the event an incumbent director nominee fails to receive the required vote in an Uncontested Election.
The By-Laws Amendment became effective on May 24, 2011, upon the filing of the Certificate of Amendment relating to the Charter Amendment with the Secretary of State of the State of Delaware, as described above. The foregoing summary of the By-Laws Amendment is qualified in its entirety by reference to the text of the By-Laws Amendment, which is filed herewith as Exhibit 3.2 and incorporated herein by reference.
ITEM 5.07 — SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
The annual meeting of the stockholders of the Company was held on May 24, 2011 (“Annual Meeting”), at which meeting the stockholders of the Company elected each of the four nominees for class I directors for a three-year term expiring in 2014, ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for fiscal year 2011, approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as described in the Company’s Proxy Statement for the Annual Meeting, approved the Charter Amendment, and expressed a non-binding preference that the Company conduct a vote on the compensation of the Company’s named executive officers every year. The final voting results for each proposal submitted to a vote are set forth below:
Election of class I directors:

Name	Votes For	Votes Withheld	Broker Non-Votes
Dale N. Hatfield	250,380,783	936,020	10,725,256
Lee W. Hogan	249,876,178	1,440,625	10,725,256
Robert F. McKenzie	250,079,509	1,237,294	10,725,256
David C. Abrams	249,920,192	1,396,611	10,725,256

The ratification of appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for fiscal year 2011:

Votes For	Votes Against	Abstentions	Broker Non-Votes
261,386,005	641,283	14,771	0
The non-binding, advisory vote regarding the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
248,507,443	2,772,019	37,341	10,725,256
The proposal to amend the Company’s Amended and Restated Certificate of Incorporation to permit the Company to implement majority voting in uncontested director elections:

Votes For	Votes Against	Abstentions	Broker Non-Votes
251,159,698	67,872	89,233	10,725,256
The nonbinding, advisory vote on the frequency of voting on the compensation of the Company’s named executive officers:

One Year	Two Years	Three Years	Abstentions
237,153,676	3,029,274	11,115,124	18,729
Based on the results of this advisory vote, and consistent with the recommendation of the Board, the Board has determined that the Company will hold a stockholder vote regarding the compensation of the Company’s named executive officers every year until the next stockholder advisory vote on the frequency of voting on named executive officer compensation occurs.
ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS
(c) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Crown Castle International Corp., effective May 24, 2011

3.2	Amendment to Amended and Restated By-Laws of Crown Castle International Corp., effective May 24, 2011

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.
By:	/s/ E. Blake Hawk
Name:	E. Blake Hawk
Title:	Executive Vice President and General Counsel

Date: May 26, 2011

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Crown Castle International Corp., effective May 24, 2011

3.2	Amendment to Amended and Restated By-Laws of Crown Castle International Corp., effective May 24, 2011

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